                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES


       Company                           State of                 Alternate Names
                                         Incorporation
1      Alliance Internet                 Illinois
       Technologies, L.L.C.
2      Black Sheep                       Arkansas                 BSC Net
       Computing, Inc.                                            Trumann Net
3      COL Networks, Inc.                North Carolina           Caroline Online
4      The Computer Care                 Michigan                 TC3 Net
       Company, Inc.
5      ComQuest Networks,                Indiana                  ComQuest Internet Services
       Inc.
6      Copper.Net, Inc.                  Ohio                     Copper.Net
                                                                  ECR Internet Services, Inc.
                                                                  ECR
                                                                  ECR.Net
7      Crocker                           Massachusetts
       Communications, Inc.
8      CSW Net, Inc.                     Arkansas
9      DuplinNet Corporation             North Carolina
10     Delanet, Inc.                     Delaware
11     ECSIS.Net, LLC                    Tennessee
12     Enter.Net, Inc.                   Pennsylvania
13     ESP Acquisition Corp.             Delaware
14     E-Znet Incorporated               New York                 InterAxess
15     Fairnet, Inc.                     Indiana
16     Futura, Inc.                      Arkansas                 Webfoot

       Company                           State of                 Alternate Names
                                         Incorporation
       Company                           State of                 Alternate Names
17     IOCC.com, LLC                     Arkansas                 Internet of Clark County, LLC
                                                                  IOCC
18     InfoRamp, Inc.                    Illinois                 Onramp, Ltd.
                                                                  Inforamp USA
                                                                  Netrollup.net
19     Innernet, Inc.                    Pennsylvania
20     Intensity Computer                Arkansas                 Nexnet
       Systems, Inc.
21     Internet Nebraska                 Nebraska
       Corporation
22     Internet Solutions, Inc.          Arkansas
23     ISP Management, Inc.              Michigan                 Liberty Access
                                                                  Nethawk
                                                                  Sensible-Net
                                                                  Your-Page.Net
24     Midwest                           Iowa
       Communications, Inc.
25     N/Connect, Inc.                   Wisconsin                N/Connect, Inc.
26     Netplus                           Ohio
       Communications, Inc.
27     NetWest Online, Inc.              Texas                    U R Online, Inc.
                                                                  RU Online
                                                                  Netwest
                                                                  Netwest Online
                                                                  Daynet Online
                                                                  DayNet Direct Internet Services
28     Netwurx Inc.                      Wisconsin                Netwurx.com
                                                                  Netwurx.net
                                                                  Netwurx.org
29     NuNet, Inc.                       Pennsylvania
30     Pennsylvania Online               Pennsylvania
       Ltd.

       Company                           State of                 Alternate Names
                                         Incorporation
31     Perigee.net Corporation           North Carolina           Perigee, Inc.
                                                                  Perigee Internet Services
                                                                  Ethereal Art
32     Prometheus Information            Pennsylvania
       Corp.
33     RapidNet, Inc.                    South Dakota             DakotaConnect
                                                                  RN, Inc.
                                                                  DakotaLink
                                                                  Technical Skills Development, L.L.C.
                                                                  PC Associates
34     STIC.NET, Inc.                    Texas                    South Texas Internet Connections, Inc.
35     Southern Maryland                 Maryland                 Chesapeake Net
       Internet, Inc.                                             SMI
36     The 3rd Door, Inc.                North Carolina           Computers Plus
37     U S A Choice Internet             Pennsylvania
       Services Co.
38     WaveNet, Inc.                     North Carolina
39     Weidner Associates,               Pennsylvania             Ezaccess.net
       Inc.                                                       Internet Access Services
40     Wisconsin Internet, Inc.          Wisconsin

41     World Trade Network,              Texas                    WT.Net
       Inc.
42     WWW Internet                      Ohio                     ISOC.Net
       Solutions, Inc.